EXHIBIT 99.1

Northern Power Systems Corp. Announces Receipt of TSX Notice

BARRE, Vt., May 31, 2018 (GLOBE NEWSWIRE) -- Northern Power Systems Corp. (TSX:NPS), a next generation renewable energy and energy storage technology company, today announced that on May 24, 2018, Northern Power Systems Corp. (the “Company”) received a letter from the Toronto Stock Exchange (“TSX”) notifying the Company that the TSX had initiated a review of the Company’s eligibility for continued listing on the TSX.  Further, the TSX identified several deficiencies regarding the Company’s compliance with the TSX continued listing requirements, including the fact that (i) the trading activity of the Company’s securities has been so reduced as it does not warrant continued listing, (ii) the market value of the Company’s listed securities has been less than $3.0 million for the 30 previous consecutive trading days, (iii) market value of the Company’s publicly held listed securities has been less than $2.0 million for the 30 previous consecutive trading days and (iv) in the opinion of TSX, it is questionable as to whether the Company will be able to continue as a going concern.

The Company is presently evaluating possible courses of action to regain compliance with the TSX continued listing requirements.  However, there can be no assurance that the Company will be able to regain compliance or that the Company will be able to maintain its TSX listing. TSX has provided the Company with 120 calendar days, or until September 21, 2018, to regain compliance with the TSX continuing listing requirements.  The TSX’s Continued Listing Committee of TSX is scheduled to meet on September 13, 2018 to consider whether or not to suspend trading in and delist the securities of the Company. The Company is entitled to make submissions to the Listing Committee to address deficiencies on or before September 7, 2018. If the Company cannot demonstrate that it meets all of the TSX continued listing requirements by September 21, 2018, the Company’s securities will be delisted 30 days from such date.

This notification has no immediate effect on the Company’s business operations, its listing on the TSX or on the trading of the Company’s common stock.

Despite the Company’s current TSX listing deficiencies, the Company continues to see advancement and opportunity in its energy storage business particularly with its strategy relating to complete turnkey installations including site acquisition and development. Accordingly, the Company continues to explore strategic alternatives for the energy storage business or the Company as a whole, including seeking investment into our overall business, or investment specifically dedicated to the energy storage business or the disposition of all or a portion of the Company’s business.

About Northern Power Systems
Northern Power Systems designs, manufactures, and sells distributed power generation and energy storage solutions with its advanced wind turbines, inverters, controls, and integration services. With approximately 21 million run-time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost-effective, reliable renewable energy. NPS turbines utilize patented permanent magnet direct drive (PMDD) technology, which uses fewer moving parts, delivers higher energy capture, and provides increased reliability thanks to reduced maintenance and downtime. Northern Power also develops Energy Storage Solutions (ESS) based on the FlexPhase™ power converter platform, which features patented converter architecture and controls technology for advanced grid support and generation applications.

Northern Power has been a technology innovator for over 40 years and serves clients around the globe from its US headquarters and European offices. To learn more, visit www.northernpower.com.

Notice regarding forward-looking statements:
This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on April 2, 2018, as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Eric Larson,
Vice President and Chief Accounting Officer
+1-802-661-4673

ir@northernpower.com